April 24, 2012, 9:00 a.m. Eastern Daylight Time,

AF Ocean Investment Management Company (AFAN) announcing its first consulting services contract.

NEW YORK, New York -- (BUSINESS WIRE) -- AF Ocean Investment Management Company (the “Company”)(OTCBB:AFAN), is pleased to announce that it has executed its first consulting contract with Characters Capital Group Limited, a company based in Hong Kong.  The contract is for a period of one year with a contract value of $180,000.00 USD.  The Company Chairman and President, Mr. Andy Fan, is presently in Asia and has begun work under the contract.

Under the contract, the Company will provide consulting service for a one year period.  The possibility to continue services thereafter will be negotiated by both parties at the completion of the first contract.  The current contract value is in line with the business plan currently in place for AF Ocean.

About AF Ocean

Headquartered in New York, NY with satellite offices in Sarasota, FL, AF Ocean Investment Management Company is a U.S. public company (Trade Symbol: AFAN) dedicated to providing our Clients the best consulting and business services in mergers, acquisitions and investments.

To learn more about AF Ocean visit www.afocean.com.

Contact:

AF Ocean Investment Management Company

Catherine Bradaick

Phone: (212) 729-4951

e-mail: afocean@verizon.net